Exhibit 10.9

PLEDGE AGREEMENT

THIS PLEDGE AGREEMENT (this “Agreement”), dated January 12, 2015, is made by Sefton Resources, Inc., a British Virgin Islands corporation (“Sefton”), in favor of Hawker Energy, Inc., a Nevada corporation (“Hawker”).

RECITALS

A.           Pursuant to a Secured Subordinated Note Due December 31, 2015, dated the date hereof (the “Note”), Lender has loaned or committed to loan to TEG Oil & Gas U.S.A., Inc., a Colorado corporation (“Borrower”), up to $2,100,000 (the “Loan”).

B.           Sefton owns 100% of the outstanding capital stock of Borrower, and has guaranteed repayment of the Loan pursuant to a Limited Recourse Guarantee dated the date hereof (the “Guarantee”).

C.           Borrower’s obligations under the Note are secured by a Fourth Amended and Restated Security Agreement dated the date hereof (the “Security Agreement”)

D.           Hawker has required, as a condition to the Loan, that Sefton execute and deliver this Agreement to Hawker.

E.           Hawker’s rights under the Note, the Security Agreement, the Guarantee and this Pledge Agreement are subordinated to the rights of Bank of the West (“BOTW”) and its assignees pursuant to the terms of an Amended and Restated Subordination and Intercreditor Agreement dated as of January 1, 2015 among Sefton, Hawker, BOTW and the other parties named therein (the “Intercreditor Agreement”).

F.           Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Note, in the Security Agreement or in the Guarantee.

AGREEMENT

In consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Hawker and Sefton agree as follows:

1.             Pledge. As security for the prompt and complete payment and performance of the obligations of Hawker hereunder and under the Note (collectively, the “Obligations”), Sefton pledges to Hawker, and grants a security interest to Hawker in, the following:

(a)           100,000 shares of Common Stock of Borrower, represented by stock certificate no. 001, which comprise 100% of the issued and outstanding shares of capital stock of Borrower (the “Pledged Shares”); and

(b)           All dividends and other distributions received by Sefton from Borrower with respect to the Pledged Shares, subject to the provisions of Section 6.

The Pledged Shares and any dividends or distributions with respect thereto are hereinafter collectively referred to as the “Collateral.” Sefton hereby appoints Hawker as its attorney-in-fact to arrange at Hawker’ option for the transfer, subject to Section 4, upon or at any time after the occurrence and during the continuance of an Event of Default, of the Collateral on the books of Borrower to the name of Hawker or to the name of Hawker’ nominee.

2.             Delivery of Collateral; Financing Statements. Sefton shall deliver stock certificate no. 001, representing the Pledged Shares, simultaneously with the execution hereof, to Hawker, duly endorsed in blank. In addition, Sefton hereby authorizes Hawker to file financing statements in the State of California, the District of Columbia, the British Virgin Islands and in any other jurisdictions Hawker deems necessary in order to perfect its security interest in the Collateral, and agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement to the extent complying with applicable law.

3.             Voting Rights. During the term of this Agreement, and so long as there does not occur or exist an Event of Default, Sefton shall have the right to vote the Pledged Shares on all matters on which the Pledged Shares are entitled to vote; provided, however, that no vote shall be cast, or consent, waiver or ratification given, or any action taken, that would materially impair the value of the Collateral or be inconsistent with or violate any provision of this Agreement or the Note. Upon the occurrence and during the continuance of an Event of Default, subject to Section 4, Hawker shall thereafter be entitled to exercise all voting powers pertaining to the Collateral, and Sefton shall not be entitled to vote the Pledged Shares at any time after an Event of Default has occurred, including, without limitation, upon the taking of any action described in clause (vii) of the definition of “Event of Default” in the Security Agreement.

4.             Representations and Warranties. Sefton represents, warrants and agrees as follows:

(a)           Sefton is the beneficial owner of the Pledged Shares;

(b)           Sefton has full power and authority to enter into this Agreement;

(c)           There are no restrictions upon the voting rights associated with, or upon the transfer of, any of the Collateral except as set forth in the governing documents of Tapia; and

(d)           Sefton has the unrestricted right to vote, pledge and grant a security interest in or otherwise transfer the Collateral free of any liens, claims and encumbrances.

5.             Limitation on Liens and Dispositions. Sefton will not create, permit or permit to exist, and will defend the Collateral against and take such other action as is necessary to remove, any lien on the Collateral (other than liens in favor of Hawker) and will defend the right, title and interest of Hawker in and to any of Sefton’s right, title and interest in and to the Collateral against the claims and demands of all other persons. Except for liens in favor of Hawker, Sefton will not, without the prior written consent of Hawker, sell, assign, exchange, grant a security interest in, transfer, encumber or otherwise dispose of any of the Collateral, or attempt or contract to do so.

6.             Subsequent Changes Affecting Collateral. Hawker represents to Sefton that it has made its own arrangements for keeping informed of changes or potential changes affecting the Collateral (including, but not limited to, rights to convert, rights to subscribe, payment of distributions, reorganization or other exchanges, tender offers and voting rights), and Hawker agrees that Sefton shall not have any responsibility or liability for informing Hawker of any changes or potential changes or for taking any action or omitting to take any action with respect thereto. Hawker may, upon or at any time after the occurrence and during the continuance of an Event of Default, without notice and at its option, transfer or register the Collateral or any part thereof into its or its nominee’s name with or without any indication that the Collateral is subject to the security interest hereunder.

7.             Distributions.

(a)           Unless and until Sefton has received written notice from Hawker that an Event of Default has occurred and is continuing, Sefton shall be entitled to receive all cash distributions paid with respect to any Pledged Shares, free of any security interest in favor of Sefton hereunder. Upon the occurrence and during the continuance of any Event of Default, Hawker shall be entitled to receive any and all cash distributions, and Sefton, upon learning of the Event of Default, shall immediately deliver to Hawker any cash dividends that it receives. Hawker shall hold any cash distributions as Collateral pursuant to this Agreement or, at Holding’s election, may apply any cash distributions to the reduction of any Obligations.

(b)           Nothing contained in this Section 6 or elsewhere in this Agreement shall be deemed to restrict the right of Sefton to receive distributions on account of its or its members’ income taxes.

8.             Power of Attorney. Sefton irrevocably constitutes and appoints Hawker its true and lawful attorney-in-fact, subject to its compliance with all other terms and conditions hereof, with full power of substitution, for it and in its name, place and stead, upon the occurrence and during the continuance of an Event of Default, to ask, demand, collect, receive, receipt for, sue for, compound and give acquittance for any and all sums or properties which may be or become due, payable or distributable on or in respect of the Collateral or which constitute a part thereof, with full power to settle, adjust or compromise any claim thereunder or therefor as fully as Sefton could itself do, and to endorse or sign the name of Sefton on all commercial paper given in payment or in part payment thereof and on all documents of satisfaction, discharge or receipt required or requested in connection therewith, and in its discretion, to file any claim or take any other action or proceeding, either in its own name or in the name of Sefton, or otherwise, that Hawker may deem necessary or appropriate (subject to Section 8(a)) to collect or otherwise realize upon any and all of the Collateral, or effect a transfer thereof, or which may be necessary or appropriate to protect and preserve the right, title and interest of Hawker in and to the Collateral and the security intended to be afforded hereby.

9.             Remedies. Subject in all respects to BOTW’s (and its assignees’) rights and Hawker’s obligations under the Intercreditor Agreement, Hawker shall have the following rights and be entitled to the following remedies as a junior secured creditor:

(a)           Upon the occurrence or existence of an Event of Default, subject to Section 4, Hawker shall have, in addition to any other rights given by law or hereunder, all of the rights and remedies with respect to the Collateral of a secured party under the Uniform Commercial Code as it may from time to time be in effect in the State of California (“Code”), including, without limitation, the rights set forth in Section 9620 of the Code. In addition, with respect to the Collateral, or any part thereof, which shall then be or shall thereafter come into the possession or custody of Hawker, Hawker may in its sole discretion, without notice except as specified below, sell or cause the Collateral to be sold at any exchange, broker’s board or at public or private sale, in one or more sales or lots, at such price as Hawker may deem best, and for cash or on credit or for future delivery, without assumption of any credit risk, and the purchaser of any or all of the Collateral so sold shall thereafter hold the Collateral, absolutely free from any claim, encumbrance or right of any kind whatsoever. Hawker may, in its own name, or in the name of an assignee or nominee, buy the Collateral at any public sale and, if permitted by applicable law, buy the Collateral at any private sale. Sefton hereby waives all of its rights of redemption from any sale or other disposition of the Collateral. Sefton will pay to Hawker all expenses (including, without limitation, court costs and reasonable attorneys’ and paralegals’ fees and expenses) of, or incident to, the enforcement of any of the provisions hereof. Neither Hawker nor any party acting as its attorney shall be liable for any acts or omissions or for any error of judgment or mistake of fact or law other than their gross negligence or willful misconduct. Hawker agrees to return to Sefton (or to the Persons legally entitled thereto) any proceeds of the sale of the Collateral that exceed the then outstanding balance of the Obligations and the expenses described above.

(b)           Unless any of the Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, Hawker will give Sefton reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. Notwithstanding any provisions to the contrary contained herein, any requirements of reasonable notice shall be met if the notice is received by Sefton as provided in Section 18, at least seven days before the time of the sale of disposition. Any other requirement of notice, demand or advertisement for sale is, to the extent permitted by law, waived.

(c)           In view of the fact that federal and state securities laws may impose certain restrictions on the method by which a sale of the Collateral may be effected after an Event of Default, Sefton agrees that, upon the occurrence and during the continuance of an Event of Default, Hawker may, from time to time, attempt to sell all or any part of the Collateral by means of a private placement restricting the bidder and prospective purchasers to those who will represent and agree that they are purchasing for investment only and not for distribution. In so doing, Hawker may solicit offers to buy the Collateral, or any part of it, for cash, from a limited number of investors deemed by Hawker, in its reasonable judgment, to be respectable parties who might be interested in purchasing the Collateral, and if Hawker solicits such offers from not less than three such investors, and from Sefton (if permitted by applicable law and so long as Sefton does not unreasonably delay any such sale by withholding or conditioning its offer or otherwise), then the acceptance by Hawker of the highest offer obtained therefrom shall be deemed to be a commercially reasonable method of disposition of Collateral.

10.           Security Interest, etc. The pledge and security interests herein created and provided for stand as direct and primary security for all of the Obligations. No application of any sums received by Hawker in respect of the Collateral or any disposition thereof to the reduction of the Obligations or any part thereof shall in any manner entitle Sefton to any right, title or interest in or to the Obligations or any collateral security therefor unless and until all Obligations have been fully paid and satisfied. Sefton acknowledges and agrees that the pledge and security interests hereby created are absolute and unconditional and shall not in any manner be affected or impaired by any acts or omissions whatsoever of Hawker or any other holder of any of the Obligations (other than their gross negligence or willful misconduct), and without limiting the generality of the foregoing, the pledge and security hereof shall not be impaired by any acceptance by Hawker or any other holder of any of the Obligations of any other security for or guarantors upon any of the Obligations or by any failure, neglect or omission on the part of Hawker or any other holder of any of the Obligations to realize upon or protect any of the Obligations (except as otherwise provided herein) or any collateral security therefor (except as provided herein or in any other agreement with respect to any such collateral security). The pledge and security hereof shall not in any manner be impaired or affected by (and Hawker, without notice to anyone is hereby authorized to make from time to time) any sale, pledge, surrender, compromise, settlement, release, renewal, extension, indulgence, alteration, substitution, exchange, change in, modification or disposition of any of the Obligations, or of any collateral security therefor, or of any guarantee thereof, or of any loan agreement executed in connection therewith; provided, however, that nothing herein shall result in or effectuate an increase in the amount of the Obligations for which Sefton shall be responsible beyond which is contemplated by this Agreement and the Note.

11.           Waivers and Consents. Except as otherwise provided herein, upon the occurrence and during the continuance of an Event of Default, Hawker may enforce this Agreement independently of any other remedy or security Hawker at any time may have or hold in connection with the Obligations, and it shall not be necessary for Hawker to proceed upon or against and/or exhaust any other security or remedy before proceeding to enforce this Agreement. Sefton expressly waives any right to require Hawker to proceed against any other person or entity or any collateral provided by any other person or entity. Hawker may proceed against Sefton and/or any other person or entity and/or the Collateral in whatever order it determines in its sole and absolute discretion. Hawker may file a separate action or separate actions against Sefton, whether brought or prosecuted with respect to any other security or against any other person or entity, or whether any other person or entity is joined in any action or actions. Hawker and any affiliate of Hawker, and Sefton and any affiliate of Sefton, may deal with each other in connection with the Obligations or otherwise, or alter any contracts or agreements now or hereafter existing between any of them, in any manner whatsoever, all without in any way altering or affecting the liens created or granted under this Agreement. Holdings’ rights hereunder shall be reinstated and revived, and the enforceability of this agreement shall continue, with respect to any amount at any time paid on account of the Obligations which thereafter shall be required to be restored or returned by Hawker (whether as a “voidable preference,” “fraudulent conveyance,” or otherwise) upon the bankruptcy, insolvency or reorganization of Sefton, or otherwise, all as though the amount had not been paid. Sefton expressly waives any and all defenses now or hereafter arising or asserted by reason of (i) any failure of Hawker to give notice of sale or other disposition of Collateral to any person or entity (except Sefton) or any defect in any notice that may be given to any person or entity (except Sefton) in connection with any sale or disposition of Collateral, (ii) any failure of Hawker to file or enforce a claim in any bankruptcy or other proceeding with respect to any person or entity, (iii) the election by Hawker, in any bankruptcy proceeding of any person or entity, of the application or non-application of Section 1111(b)(2) of the United States Bankruptcy Code, (iv) any extension of credit or the grant of any lien under Section 364 of the United States Bankruptcy Code, (v) any use of cash collateral under Section 363 of the United States Bankruptcy Code, (vi) any agreement or stipulation with respect to the provision of adequate protection in any bankruptcy proceeding of any parson or entity, (vii) any bankruptcy, insolvency, reorganization, arrangement, readjustment of debt, liquidation or dissolution proceeding commenced by or against any person or entity, including any discharge of, or bar or stay against collecting, all or any of the Obligations (or any interest thereon) in or as a result of any such proceeding or (viii) any action taken by Hawker that is authorized by this Section 11 or any other provision of this Agreement or the Note, except to the extent any action taken by Hawker constitutes gross negligence or willful misconduct. Sefton expressly waives all presentments, demands for payment or performance, notices of nonpayment or nonperformance, protests, notices of protest, notices of dishonor and all other notices or demands of any kind or nature whatsoever with respect to the Obligations (except as otherwise required by Section 9(b) or elsewhere herein), and all notices of acceptance of this Agreement.

12.           Understanding With Respect To Waivers And Consents. Each of the waivers and consents set forth in this Agreement are made after consultation with legal counsel and with full knowledge of their significance and consequences, with the understanding that events giving rise to any defense or right waived may diminish, destroy or otherwise adversely affect rights that Sefton otherwise may have against Hawker or others or against the Collateral, and that, under the circumstances, the waivers and consents given are reasonable and not contrary to public policy or law. These waivers and consents shall be effective to the maximum extent permitted by law.

13.           Term. This Agreement shall remain in full force and effect throughout the term of the Note and until all of the Obligations have been fully paid and satisfied and the Note has been terminated. Upon the termination of this Agreement as provided above (other than as a result of the sale of the Collateral), Hawker will release the security interest and lien created hereunder.

14.           Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of Hawker, Sefton and their respective successors and assigns. Sefton’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for Sefton.

15.           Further Assurances. Sefton will cooperate with Hawker and will execute and deliver, or cause to be executed and delivered, all stock powers, proxies, instruments and documents, and will take all other action, including, without limitation, the filing of financing statements, as Hawker may reasonably request from time to time in order to carry out the provisions and purposes of this Agreement.

16.           Governing Law; Consent to Jurisdiction. This Agreement is entered into in Orange County, California and shall be governed by, and construed in accordance with, the internal laws of the State of California without regard to conflict of law principles that would result in the application of any law other than the law of the State of California. Each party acknowledges and consents to the personal jurisdiction of the State and Federal courts in the State of California with respect to any action or proceeding arising out of or in connection with any provision of this Agreement.

17.           Forum and Venue. The State of California shall be the sole and exclusive forum for any claim or suit between or among the parties involving this Agreement or any transactions contemplated hereby. All claims or suits shall be filed only in Orange County, California, which shall be the sole and exclusive venue for all such matters.

18.           No Obligation. Hawker shall not be under any obligation to take any steps necessary to preserve rights in the Collateral against any other parties but may do so at its option, and all expenses incurred in connection therewith shall be for the sole account of Hawker.

19.           Notices. Except as otherwise provided for herein, all notices and other communications provided for hereunder shall be in writing (including electronic mail) and mailed (via registered or certified mail), e-mailed or delivered:

if to Hawker, at:	c/o Hawker Energy
326 S. Pacific Coast Highway, Suite 102
Redondo Beach, California 90277
Attention: Darren Katic
E-mail: dkatic@hawkerenergyllc.com

with a copy to:	Rutan & Tucker, LLP
611 Anton Boulevard, 14th Floor
Costa Mesa, California 92626
Attention: Gregg Amber
E-mail: gamber@rutan.com

and if to Sefton, at	Sefton Resources, Inc.
2050 S. Oneida Street, Suite 102
Denver, Colorado 80224
Attention: Kris Short
E-mail: kshort@seftonresources.com

or, as to each party, at such other address as designated by that party in a written notice to the other party. All notices and communications shall be deemed to have been validly served, given or delivered (i) if personally delivered, upon receipt or refusal to accept delivery, (ii) if sent by a commercial overnight courier for delivery on the next business day, on the first business day after deposit with such courier service (or the second business day if sent to an address not in the United States), (iii) if sent by registered or certified mail, three days after deposit thereof in the United States mail, or (iv) if sent by electronic mail, one business day after transmission when directed to the appropriate e-mail address (provided that the party giving notice must verify the e-mail address of the recipient prior to transmission).

20.           Section Headings. The section headings herein are for convenience of reference only, and shall not affect in any way the interpretation of any of the provisions of this Agreement.

21.           Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute one and the same instrument, respectively. This Agreement may be transmitted for reproduction and execution by any means now known or hereafter devised, including facsimile or electronic file transmission, may be converted from its original software program to another and/or printed on different paper formats or in different fonts, any or all of which may result in variations to the pagination and appearance of the counterpart versions of this Agreement. The execution and delivery of counterparts of this Agreement, by facsimile or by original manual signature, regardless of the means or any such variation in pagination or appearance, shall be binding upon the parties executing this Agreement. Any party delivering an executed counterpart of this Agreement by facsimile shall also deliver a manually executed counterpart of this Agreement to each other party, but failure to do so shall not affect the validity, enforceability or binding effect of this Agreement.

IN WITNESS WHEREOF, the parties executed and delivered this Agreement as of the date first written above.

Hawker:	Hawker Energy, Inc., a Nevada corporation

	By:	/s/ D. Katic
Darren Katic, President

Sefton:	Sefton Resources, Inc., a British Virgin Islands corporation

	By:	/s/ T. Milne
Tom Milne, Director